                                                                                          Exhibit 99.1

[logo] PHOENIX

THE PHOENIX COMPANIES, INC.                              N  E  W  S     R  E  L  E  A S E

One American Row
PO Box 5056
Hartford CT 06102-5056
PhoenixWealthManagement.com

For:      Immediate Release
CONTACT:  Media Relations:     Alice S. Ericson  860-403-5946
          Investor Relations:  Peter A. Hofmann  860-403-7100

                                        PHOENIX NAMES SUCCESSOR TO CFO

   HARTFORD, CONN., NOVEMBER 20, 2003 - The Phoenix Companies, Inc. (NYSE:PNX) today announced the appointment of Michael E. Haylon, 45, as executive vice president and chief financial officer (CFO) to succeed
Coleman D. Ross, 60, on December 31, 2003. Prior to his appointment, Mr. Haylon served as executive vice president and chief investment officer (CIO).
   "Mike Haylon has an exceptional combination of strategic perspective and financial acumen that will serve
Phoenix well as we continue to build on our momentum," said Dona D. Young, chairman, president, and chief executive officer.
   "As CIO, Mike has been instrumental in helping develop and implement the plans and actions that will drive profitable growth for Phoenix. His financial experience and market expertise make him a natural successor to
Coleman, enabling a smooth transition.
   "Coleman brought to Phoenix extensive public accounting experience from his years as head of the insurance practice at PricewaterhouseCoopers, and at a time when we needed that perspective. I am grateful to have had
Coleman as my partner during our transition as a public company. He has built a strong finance team and positioned us well for the future. I respect his decision to pursue the next chapter of his life at the end of the year and I wish him well."
   Replacing Mr. Haylon will be James D. Wehr, 46, who will be promoted to senior vice president and chief investment officer. Currently, he is senior managing director in charge of the company's public fixed income group. The fixed income group manages both the company's general account as well as third party assets for institutional and mutual fund clients. He will report to Mrs. Young.

                                                    -more-

   The Phoenix Companies, Inc. ... 2

   "I am pleased that such a strong investment professional as Jim will become our new chief investment officer. He has led a highly successful money management team and, working side by side with Mike Haylon, has been integral to achieving the general account's long-term track record, as well as the growth and outstanding investment performance of third party institutional and mutual fund clients. I know Jim will do a wonderful job as our CIO," Mrs. Young said.
   Mrs. Young said these management changes underscore the strength and depth of the company's internal talent. "Today's announcement reflects my commitment to building a strong management team and putting in place a succession plan of talented individuals who will drive our success now and into the future."
   As CFO, Mr. Haylon will be responsible for Corporate Finance, comprising corporate financial reporting, treasury, tax planning and compliance, financial planning and budgeting, and investment accounting, as well as for risk management and corporate audit. Mr. Haylon will continue to report to Mrs. Young.

   He joined Phoenix in 1990 as senior vice president, and progressed through a series of promotions within the company's Asset Management operation. He became Phoenix's executive vice president and chief investment officer in 2002. Mr. Haylon holds a bachelor's degree in economics and government from Bowdoin College, and a
Master of Business Administration from the University of Connecticut.
   Mr. Wehr will oversee the company's Corporate Portfolio Management, Public and Private Fixed-Income Groups.
He joined Phoenix in 1981, and has held a series of increasingly senior investment positions. Mr. Wehr has a bachelor's degree from Fairfield University and a Master of Business Administration from the University of
Connecticut.
   The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and asset management products and services. Phoenix has corporate offices in Hartford, Connecticut.

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